Exhibit 99.2

Press Release

Media Relations	Investor Relations
Mike Jacobsen, APR	Christine Marchuska, CAIA
+1 330-490-4498	+1 607-206-9212
michael.jacobsen@dieboldnixdorf.com	christine.marchuska@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:

Oct. 20, 2022

Diebold Nixdorf Announces Agreement with Key Financial Stakeholders to Support Debt Refinancing to Address Certain Near-Term Maturities and Provide $400 Million in Additional Financing; Provides Update on Financial Information

HUDSON, Ohio — Diebold Nixdorf (NYSE: DBD), a world leader in automating, digitizing and transforming the way people bank and shop, today announced entry into a comprehensive agreement with key financial stakeholders to support transactions that would refinance certain debt with near-term maturities and provide the company with $400 million in new capital. The company also provided an update on the its financial activities.

Debt Refinancing

We are pleased to announce that we have entered into a Transaction Support Agreement (TSA) with the holders of over a majority of our term loans and each series of our outstanding secured and unsecured notes (or approximately 78.8% of the aggregate principal amount of our existing term loans, about 59.3% of the aggregate principal amount of our existing unsecured notes due 2024, and approximately 89.7% of the aggregate principal amount of our existing secured notes due 2025). The transactions contemplated by the TSA are subject to customary closing conditions and achieving certain participation thresholds as set forth therein. Upon consummation of the transactions contemplated by the TSA, we will have extended our near-term debt maturities and obtained additional liquidity. It is our expectation that the transactions contemplated by the TSA will be consummated prior to Dec. 31, 2022.

The parties to the TSA have provided commitments subject to satisfaction of the conditions specified therein, with respect to the full $400 million in additional financing contemplated by the TSA. However, the TSA provides that holders of our existing term loans, existing unsecured notes due 2024 and/or our existing secured notes due 2025 who did not initially sign the TSA but execute a joinder to the TSA by Oct. 27, 2022 will have the opportunity to elect to provide commitments with respect to up to a specified share of such additional financing, replacing certain of the existing commitments. In addition, only parties who execute a joinder to the TSA by such date will be eligible to receive certain transaction premiums that are described in the TSA.

Octavio Marquez, Diebold Nixdorf president and chief executive officer, said: “We are grateful for the support we received from our lenders and noteholders. We believe the very rigorous and in-depth diligence process, and the support for the TSA, demonstrate the financial community’s confidence in our long-term strategic model and the resilience of our business. Our product and solution set is as robust as it has ever been, with consistently strong customer demand. By year-end 2022, backlog is expected to be at approximately $1.3 billion, which equates to securing approximately 80% of full-year 2023 Product revenue. Additionally, of our $2.1 billion Services business, 70% of revenues are recurring. This provides us with $1.4 billion in contract coverage of our full-year 2023 Services revenue. Through the refinancing described in this agreement, we will achieve enhanced financial flexibility, including the ability to make strategic investments in the business.”

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Financial Information

Upon entering into the TSA with its lenders and bondholders, Diebold Nixdorf today revised its operating forecast for full-year (FY) 2022 and its strategic operating model for FY2023 and FY2024, which is summarized below.

Operating Forecast & Strategic Operating Model

Financial Metric	Prior Guidance FY2022			FY2022 Operating Forecast		FY2023 Strategic Operating Model		FY2024 Strategic Operating Model
Total Revenue		$3.55B - $3.75B			~$3.50B		~$3.86B		~$3.97B

Adjusted EBITDA (non-GAAP measure)[2]		$320M - $350M			~$293M		~$470M		~$540M

Unlevered free cash flow (non-GAAP measure)[3]	~$	177M	*	~($	243)M**	~$	291M	~$	393M

*	Prior guidance of breakeven provided in Q2 2022 reflects the previously disclosed ~$0 of levered free cash flow, inclusive of ~$177M in cash interest payments.
**	Includes ~($62)M of financing fees associated with the transactions contemplated by the TSA.

Additionally, the company is providing the following forecasted number of revenue units by product by year:

Units	FY2022	FY2023	FY2024
ATMs	52,000	60,000	63,000

SCOs	25,000	35,000	40,000

ePOS	127,000	134,000	134,000

Demand for Diebold Nixdorf’s products and solutions remains strong. Given the company’s elevated backlog and where we are in the year, we expect to have 100% coverage for forecast product revenue in 2022. Concurrently, the FY2022 operating forecast reflects the effects of supply chain challenges, which have led to deferred product revenue from FY2022 to FY2023 for approximately 2,500 ATMs, 2,000 self-checkout (SCO) and 7,000 electronic point of sale (EPOS) units. Adjusted EBITDA primarily reflects deferred revenue flow through. The updated unlevered free cash flow forecast reflects the normalization of working capital and certain cash costs related to the TSA process.

[2]

With respect to the company’s adjusted EBITDA outlook, it is not providing a reconciliation to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude future restructuring actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP.

[3]

Unlevered free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities from continuing operations less capital expenditures, less cash used for capitalized software development, and excluding the impact of changes in cash of assets held for sale and the use of cash for M&A and the legal settlement for impaired cloud implementation costs, excluding the use of cash for the settlement of foreign exchange derivative instruments and excluding the use of cash for interest payments. With respect to the company’s non-GAAP unlevered free cash flow outlook, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measure calculated and presented in accordance with GAAP without unreasonable effort. This measure primarily excludes the future impact of changes in cash of assets held for sale, cash used for M&A activities and the settlement of foreign exchange derivative instruments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net cash provided (used) by operating activities calculated and presented in accordance with GAAP.

While the macroeconomic environment has presented widely discussed challenges in supply chain, the combination of strong demand, industry-leading solutions, and ongoing mitigation and improvements contribute to Diebold Nixdorf’s confidence in its strategic operating model. The company remains focused on its customers as a global leader in banking and retail technology, automation and related services.

Additional information on today’s announcement, including a copy of the TSA, the terms and conditions of the transactions contemplated by the TSA and certain other information provided to the lenders and noteholders in connection with the TSA can be found in the current report on Form 8-K filed today with the SEC and available on Diebold Nixdorf’s Investor Relations website.

Investor Relations

For any additional questions, please contact our Investor Relations team until Friday, Oct. 21, 2022, when we will enter into a quiet period ahead of our Q3 2022 earnings in November. We will announce the date of our Q3 earnings call in the coming days.

About Diebold Nixdorf

Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 22,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf

LinkedIn: www.linkedin.com/company/diebold

Facebook: www.facebook.com/DieboldNixdorf

YouTube: www.youtube.com/dieboldnixdorf

Advisors

Evercore Group LLC is serving as financial advisor to Diebold Nixdorf on the debt refinancing, and Sullivan and Cromwell LLP is serving as legal counsel to Diebold Nixdorf. Certain of Diebold Nixdorf’s creditors holding existing term loans are being advised by PJT Partners LP and Gibson, Dunn & Crutcher LLP. Certain of Diebold Nixdorf’s creditors holding its senior notes due 2024, senior secured notes due 2025, existing term loans and the senior secured notes due 2025 issued by its wholly owned subsidiary, Diebold Nixdorf Dutch Holding B.V are being advised by Houlihan Lokey Capital, Inc. and Davis Polk & Wardwell LLP. JPMorgan Chase Bank, N.A. (“JPMorgan”) is the administrative agent under the company’s existing credit facilities. JPMorgan has also been engaged to arrange on a best-efforts basis a new asset-based revolving credit facility for the company as well as a new term loan facility and new superpriority term loan facility, in each case, as described in the TSA.

Disclaimer

This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein. Any solicitation or offer will only be made pursuant to an offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward-Looking Statements

This press release contains statements that are not historical information and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the company’s expected future performance (including expected results of operations and financial guidance), future financial condition, potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “believes,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements, which reflect the current views of the company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

The factors that may affect the company’s results include, among others:

•

the participation by company’s lenders and noteholders in the transactions contemplated by the TSA, the ability to negotiate and execute definitive documentation with respect to the transactions contemplated by the TSA, the receipt of required consents to any or all of such transactions, satisfaction of any conditions in any such documentation, the availability of alternative transactions, the impact of publicity surrounding negotiations related to a potential transaction;

•

the overall impact of the global supply chain complexities on the company and its business, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the company’s reliance on suppliers, subcontractors and availability of raw materials and other components;

•

the ultimate impact of the ongoing COVID-19 pandemic and other public health emergencies, including further adverse effects to the company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations;

•

the company’s ability to successfully meet its cost-reduction goals and continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as the current $150m+ cost savings plan;

•	the success of the company’s new products, including its DN Series line and EASY family of retail checkout solutions, and EV charging service business;

•	the impact of a cybersecurity breach or operational failure on the company’s business;

•	the company’s ability to generate sufficient cash to service its debt or to comply with the covenants contained in the agreements governing its debt and to successfully refinance its debt;

•	the company’s ability to attract, retain and motivate key employees;

•	the company’s reliance on suppliers, subcontractors and availability of raw materials and other components;

•

changes in the company’s intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;

•	the company’s success in divesting, reorganizing or exiting non-core and/or non-accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances;

•

the ultimate outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG (which was dismissed in the company’s favor at the lower court level in May 2022) and the merger/squeeze-out;

•

the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce the company’s customer base and/or adversely affect its customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	the impact of competitive pressures, including pricing pressures and technological developments;

•

changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, hostilities or conflicts (including the conflict between Russia and Ukraine), disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of the company’s operations;

•	the company’s ability to maintain effective internal controls;

•	unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;

•	the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the company’s ability to comply with government regulations.

•

and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, and in other documents the company files with the SEC.

Except to the extent required by applicable law or regulation, the company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

DN-F

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